Exhibit 32

Certification

Pursuant to Rule 13a–14(b) and Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350 (a) and (b))

I, J.W. Marriott, Jr., Chairman of the Board and Chief Executive Officer of Marriott International, Inc. (the “Company”) certify that:

(1)	the annual report on Form 10-K of the Company for the year ended December 31, 2004 (the “Annual Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 22, 2005

/s/ J.W. Marriott, Jr.
J.W. Marriott, Jr. Chairman of the Board and Chief Executive Officer

I, Arne M. Sorenson, Executive Vice President and Chief Financial Officer of Marriott International, Inc. (the “Company”) certify that:

(1)	the annual report on Form 10-K of the Company for the year ended December 31, 2004 (the “Annual Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 22, 2005

/s/ Arne M. Sorenson
Arne M. Sorenson Executive Vice President and Chief Financial Officer

Exhibit 32

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